Exhibit 99.1

Kerr-McGee Schedules Interim First-Quarter

Conference Call, Webcast

Oklahoma City, March 18, 2005 – Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. EST Wednesday, March 23, to discuss its interim first-quarter 2005 financial and operating activities, and expectations for the future.

Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 888-482-0024 within the United States, or 617-801-9702 outside the United States.  The password for both dial-in numbers will be Kerr-McGee.  A replay of the call will be available for 48 hours at 888-286-8010 within the United States, or 617-801-6888 outside the United States.  The code for the replay of the call will be #16871766.  The webcast replay will be archived for 30 days on the company’s website.

Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion.  For more information, visit the company’s website at www.kerr-mcgee.com.

IMPORTANT INFORMATION

Kerr-McGee filed an amended preliminary proxy statement with the U.S. Securities and Exchange Commission on March 11, 2005 relating to Kerr-McGee’s solicitation of proxies from the stockholders of Kerr-McGee with respect to the Kerr-McGee 2005 annual meeting of stockholders. Kerr-McGee and its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of proxies for the 2005 annual meeting. The amended preliminary proxy statement contains detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Kerr-McGee’s stockholders. Kerr-McGee will also be filing a definitive proxy statement and other relevant documents. KERR-MCGEE ADVISES SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Kerr-McGee’s proxy statement and other relevant documents may be obtained without charge from the SEC’s website at www.sec.gov and from Kerr-McGee at www.kerr-mcgee.com. You may also obtain a free copy of Kerr-McGee’s definitive proxy statement, when it becomes available, by contacting Georgeson Shareholder Communications Inc. toll free at 877-278-6310.  This presentation contains expressions of opinion and belief.  Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of Kerr-McGee Corporation.

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Media Contacts:	Debbie Schramm	John Christiansen
	Direct: 405-270-2877	Direct: 405-270-3995
	Pager: 888-734-8294	Cell: 405-406-6574
	dschramm@kmg.com	jchristiansen@kmg.com

Investor contact:	Rick Buterbaugh
Direct: 405-270-3561

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